EX-99.23(d)(153)

                      INVESTMENT SUB-SUB-ADVISORY AGREEMENT

     This Agreement is made and entered into this 6th day of October, 2008, by and among Invesco Aim Capital Management, Inc., a Texas corporation and registered investment adviser (the "Sub-Adviser"), and Invesco Asset Management Ltd., a company incorporated in England and Wales, authorized by the Financial Services Authority and a registered investment adviser (the "Sub-Sub-Adviser"), each, a "party."

                                    RECITALS

     WHEREAS, the JNL/AIM Global Real Estate Fund (the "Fund") is a series portfolio of the JNL Series Trust (the "Trust"), a Massachusetts business trust registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end, diversified management investment company; and

     WHEREAS, the Jackson National Asset Management, LLC (the "Adviser") and Sub-Adviser are parties to a certain Investment Sub-Advisory Agreement, dated October 29, 2001, pursuant to which the Sub-Adviser acts as the investment manager with respect to certain series portfolios of the Trust, including the Fund; and

     WHEREAS, the Sub-Adviser desires to retain the Sub-Sub-Adviser to provide certain investment management services with respect to the Fund upon the terms and conditions set forth below; and

     WHEREAS, the parties acknowledge that the services provided by the Sub-Sub-Advisor shall be understood to include the service of "portfolio management" under the Markets in Financial Instruments Directive (2004/39/EC), the MiFID Implementing Regulations (Regulations no. 1287/2006) and the MiFID Implementing Directive (2006/73/EC) (collectively, "MiFID")); and

     WHEREAS,   the  parties   acknowledge  that  the  Sub-Sub-Advisor  and  the
investment advisory services which are the subject of this Agreement are subject to regulation under MiFID; and

     WHEREAS, the Board of Trustees of the Trust, including a majority of the Trustees who are not interested persons of the Trust, as determined in accordance with the 1940 Act (the "disinterested Trustees"), have approved the retention of the Sub-Adviser to provide the investment management services contemplated herein;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.   APPOINTMENT.

     (a) The Sub-Adviser hereby appoints the Sub-Sub-Adviser to act as a discretionary investment manager with respect to the Fund for the period and pursuant to the terms and conditions set forth herein. The Sub-Sub-Adviser accepts such appointment and agrees to provide the services contemplated herein, pursuant to the terms and conditions set forth and for the compensation described herein.

     (b) The Sub-Advisor acknowledges the risk warnings set out in Schedule 1, which may be updated by the Sub-Sub-Advisor at any time by written notice to Sub-Advisor.

     (c) The Sub-Advisor acknowledges that it is the sole client of the Sub-Sub-Advisor under this Agreement and is properly classified by Sub-Sub-Advisor as a "professional client" (as defined in MiFID) for the purposes of such rules. The Sub-Advisor may request that it be opted down to the status of "retail client" (as defined in MiFID), in which case it would benefit, if the request were granted, from the higher level of protection that is afforded to this category of client. It is not the Sub-Sub-Advisor's current policy to agree to such reclassifications.

2.   DUTIES OF SUB-SUB-ADVISER.

     (a) Subject to the supervision of the Sub-Adviser, the Sub-Sub-Adviser shall develop and implement an investment program for the Fund that is consistent with the investment objectives, policies and restrictions set forth in the Fund's prospectus and Statement of Additional Information, as they may be amended from time to time; PROVIDED, HOWEVER, that the Sub-Sub-Adviser shall not be responsible for compliance with any amendments to such prospectus or Statement of Additional Information until such time as the Sub-Sub-Adviser shall have been given actual notice of such amendment(s) and a reasonable opportunity to implement changes in the Fund's investment program.

     (b) The Sub-Sub-Adviser shall exercise discretion with respect to the selection of investments for the Fund's portfolio, the disposition of such investments, the selection of brokers to be used in connection with the trading and settlement of transactions for the Fund. In connection with the placement of orders with brokers and dealers which involve transactions for the Fund, the Sub-Sub-Adviser must take all reasonable steps to obtain, when executing orders, the best possible result (the "Best Execution Obligation") in accordance with MiFID and consistent with its obligations under the Investment Advisers Act of 1940, as amended (the "Advisers Act"), and applicable rules and guidance issued by the Securities and Exchange Commission (the "SEC") and its staff thereunder.

     (c) The Sub-Sub-Advisor has provided information on its arrangements to comply with the Best Execution Obligation in Schedule 2. The Sub-Sub-Advisor agrees that the Sub-Advisor may provide this information to its own underlying clients, or an alternative document as agreed by the parties from time to time. The Sub-Sub-Advisor may provide an update of the information disclosed about its best execution arrangements at any time by written notice to Sub-Advisor.

     (d) The Sub-Sub-Advisor shall provide the Sub-Advisor with such additional information on its best execution arrangements and any law or regulation in its jurisdiction on best execution as the Sub-Advisor may reasonably request from time to time.

     (e) The Sub-Advisor acknowledges that any specific instructions given by the Sub-Advisor to the Sub-Sub-Advisor in relation to the execution of orders under this Agreement may prevent the Sub-Sub-Advisor from taking the steps it has designed and implemented in its best execution policy to obtain the best possible result for the execution of those orders in respect of the elements covered by those instructions.

     (f) The Sub-Advisor gives its consent to the Sub-Sub-Advisor's best execution arrangements as summarised in Schedule 2. It also gives its prior express consent to the Sub-Sub-Advisor executing orders outside a regulated market or a multilateral trading facility, as those terms are defined in MiFID.

     (g) It is the Sub-Sub-Advisor's practice, when feasible, to aggregate into a single transaction its requests for execution of purchases or sales of a particular security for the accounts of several clients or mutual funds, in order to seek a lower commission or more advantageous net price. The benefit, if any, obtained as a result of such aggregation, is generally allocated pro rata among the accounts of the clients who participated in the aggregated transaction. The Sub-Advisor acknowledges that this process may work on some occasions to the Sub-Advisor's disadvantage. It also acknowledges that, in the case of a client who has restricted the Sub-Sub-Advisor to a particular broker or dealer with respect to a portion of transactions for that client's account, such client may be unable to participate in aggregated orders. Where such client's account does not participate in an aggregated order, that client will not receive the benefit, if any, of a lower commission resulting from the aggregation. In addition, the Sub-Advisor has been advised by the Sub-Sub-Advisor that the timing of orders for the purchase or sale of securities through the broker may be affected (e.g., may be delayed) when the Sub-Sub-Advisor is attempting to execute trades through another broker during the same time period for the same securities on behalf of other clients.

     (h) Consistent with the obligations set forth above, the Sub-Sub-Adviser may, in its discretion, place orders which involve transactions for the Fund with brokers and dealers who sell shares of the Fund and/or provide the Fund, Adviser, Sub-Adviser, or Sub-Sub-Adviser with research, analysis, advice or similar services. The Sub-Sub-Adviser may pay brokers and dealers in return for research and analytic services a higher commission or spread than may be charged by other brokers or dealers, subject to the Sub-Sub-Adviser determining in good faith that such commission or spread is reasonable either in terms of
          (i) the particular transaction or (ii) the overall responsibility of the Sub-Sub-Adviser to the Fund and its other clients to ensure that the total commissions or spreads paid by each client are reasonable in relation to the benefits to such client over the long term.

     (i) In no instance will securities held by or being acquired for the Fund be purchased from or sold to the Sub-Sub-Adviser, or any affiliated person of the Sub-Sub-Adviser or the Fund, except in accordance with the 1940 Act, the Advisers Act, and applicable rules, guidance and exemptive orders issued by the SEC and its staff thereunder.

     (j) Whenever the Sub-Sub-Adviser simultaneously places orders to purchase or sell the same security on behalf of the Fund and one or more other accounts managed by the Sub-Sub-Adviser, such orders will be allocated as to price and amount among all such accounts in a manner believed by the Sub-Sub-Adviser to be equitable to each account.

     (k) The Sub-Sub-Adviser shall act on instructions received from the Sub-Adviser, to the extent that such instructions are not inconsistent with the Sub-Sub-Adviser's fiduciary duties, applicable law, or any obligations to the Fund hereunder.

     (l) The Sub-Sub-Adviser shall maintain all records and other information relative to the Fund as confidential and proprietary information of the Fund, and will not use such records of information for any purpose other than in connection with the performance of its responsibilities hereunder; provided, however, that the Sub-Sub-Adviser may disclose records or information relative to the Fund when directed by order of a court or regulatory authority.

3. EXPENSES OF THE FUND. The Sub-Adviser shall be responsible for the reasonable costs and expenses associated with the provision of the services contemplated herein; PROVIDED, HOWEVER, that the Fund shall be responsible for the cost associated with the purchase or sale of any security or investment contract or other instrument for the Fund's portfolio and the fees, expenses and costs associated with all other aspects of the Fund's operations.

4. COMPENSATION. For the services provided and the expenses assumed pursuant to this Agreement, the Sub-Adviser will pay the Sub-Sub-Adviser a fee in accordance with the current Invesco Transfer Pricing Policy. Such fee shall be computed weekly and paid monthly to Sub-Adviser on or before the last business day of the next succeeding calendar month. If this Agreement becomes effective or terminates before the end of any month, the fee for the period from the effective date to the end of the month or from the beginning of such month to the date of termination, as the case may be, shall be prorated according to the proportion which such period bears to the full month in which such effectiveness or termination occurs.

5. SERVICES NOT EXCLUSIVE. The services to be provided by the Sub-Sub-Adviser hereunder are not to be deemed exclusive, and the Sub-Sub-Adviser shall be free to provide similar services to other clients so long as the provision of such services to such other clients does not impair the Sub-Sub-Adviser's ability to provide the services contemplated hereunder. Nothing contained herein shall be construed to limit or restrict the right of any director, officer or employee of Sub-Sub-Adviser (who may also be a director, officer or employee of the Sub-Adviser) to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any other business, whether of a similar nature or a dissimilar nature.

6. COMPLIANCE WITH APPLICABLE LAW. The Sub-Sub-Adviser shall comply with all applicable laws, rules and regulations in the discharge or its obligations hereunder, specifically including, but not limited to Rule 17j-1, under the 1940 Act.

7. TERM AND APPROVAL. This Agreement shall become effective upon approval by Board of Trustees of the Trust, including a majority of the disinterested Trustees, and shall thereafter continue in force and effect for two (2) years and may be continued from year to year thereafter, provided that such continuation is specifically approved at least annually by Board of Trustees of the Trust, including a majority of the disinterested Trustees.

8. TERMINATION. This Agreement shall automatically terminate in the event of its assignment, as defined in Section 2(a)(4) of the 1940 Act. The Agreement may be also terminated:

     (a) at any time, without the payment of any penalty, by the vote of the Fund's Board of Trustees or by vote of a majority of the Fund's outstanding voting securities;

     (b) by either party upon the occurrence of a material breach of the terms of the Agreement by the other party that remains uncured for a period of thirty (30) days after notice of such breach has been given by the terminating party; or

     (c) the Sub-Sub-Adviser may terminate the agreement upon ninety (90) days notice if the Fund materially changes its investment objectives, policies or restrictions and the cost of performance hereunder by the Sub-Sub-Adviser is increased.

9. LIABILITY OF THE SUB-SUB-ADVISER. In the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of its obligations or duties hereunder on the part of the Sub-Sub-Adviser or any of its officers, directors or employees, the Sub-Sub-Adviser shall not be subject to liability to the Sub-Adviser, Adviser or Fund for any act or omission in the course of, or connected with, rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of any security or investment contract or other instrument for the Fund's portfolio.

10. NOTICES. Any notices under this Agreement shall be given in writing, addressed and delivered or mailed, postage paid, to such address as may be designated for the receipt of such notice, with a copies to the Adviser and the Fund. The respective addresses for the delivery of such notices are as follows:

     IF TO SUB-ADVISER:

     Invesco Aim Capital Management, Inc.
     11 Greenway Plaza, Suite 100
     Houston, Texas 77046
     Attention:   Gary K. Wendler, Managing Director
     Copy to:     John M. Zerr, General Counsel

     IF TO THE SUB-SUB-ADVISER:

     Invesco Asset Management Ltd.
     30 Finsbury Square
     London, England EC2A1AG
     Attention: Michelle Moran, General Counsel
     Copy to:  Sub-Adviser

     COPIES TO THE ADVISER AND FUND MAY BE DELIVERED TO:
     JNL Series Trust
     Jackson National Asset Management, LLC
     225 West Wacker Drive, Suite 1200
     Chicago, Illinois 60606
     Attention:   Mark D. Nerud, President

11. DISPUTE RESOLUTION. All claims, disputes and other matters in question between the parties to this Agreement, arising out of or relating to this Agreement or the breach or alleged breach thereof, shall be decided by arbitration in accordance with the rules of the American Arbitration Association then in effect unless the parties mutually agree otherwise. Notice of the demand for arbitration shall be filed in writing with the other party to the Agreement and with the American Arbitration Association. The demand shall be made within a reasonable time after the claim, dispute or other matter in question has arisen. In no event shall the demand for arbitration be made after the date when institution of legal or equitable proceedings based on such claim, dispute or other matter in question would be barred by the applicable statute of limitations. The award rendered by the arbitrators shall be final, and judgment may be entered upon it in accordance with applicable law in any court having jurisdiction thereof. The prevailing party in any arbitration under this Agreement shall be awarded its reasonable attorney's fees and costs associated with the arbitration. The location for arbitration of any and all claims, controversies or disputes arising out of or relating to this Agreement or any breach or alleged breach thereof shall be in Houston, Texas.

12. APPLICABLE LAW. This Agreement shall be construed in accordance with the laws of the State of Delaware (without regard to conflict or choice of law provisions), the 1940 Act, the Advisers Act, and applicable rules, guidance and exemptive orders issued by the SEC and its staff thereunder. IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of this ____ day of ________ 2008.


INVESCO AIM CAPITAL MANAGEMENT, INC.

By:__________________________________________________

Name:________________________________________________

Title:_______________________________________________


INVESCO ASSET MANGEMENT LTD.

By:__________________________________________________

Name:________________________________________________

Title:_______________________________________________


JNL SERIES TRUST

By:__________________________________________________
Name:  MARK D. NERUD
Title: PRESIDENT
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                                  Risk Warnings


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                                   SCHEDULE 2

                        Summary of Trade Execution Policy